Financial Update NYSE: AVD January 31, 2024 Exhibit 99.2

Eric Wintemute …………………………………………………..…………… Chairman & Chief Executive Officer Don Gualdoni ……………………………….………………………………….……… Chief Transformation Officer Tim Donnelly …………………………….………………………………………..……. Chief Administrative Officer William Kuser ……………………………………………………………..…… Director, Investor Communications David Johnson ……………………………………………………………..………………… Chief Financial Officer Call Participants

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release. Safe Harbor Statement

Operational Improvement Initiatives 2023 Expectations Cost/Margin Improvement Digital Transformation Structural Design Revenue $580-$590M Gross Margin 30-31% OPEX $152-$154M EBITDA $55-$59M Revenue Up 8-12% EBITDA Up 25-35% 2024 Outlook Financial Update Topics (January 31, 2024)

Debt$139M Inventory~ $220M Borrowing Capacity~ $100M Leverage~ 2.75X (Debt to adjusted EBITDA*) 12/31/23 Working Capital *Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, non-cash stock compensation and proxy contest activities

Elements Multifaceted Accountability Enduring Effect KPI’s Sizing the Benefit Business Transformation

History Multi-Functional Workshop Implementation – QAD under contract Result End-to-End Fully Integrated Standardized Digital Transformation

Operational Improvement Initiatives 2023 Expectations Cost/Margin Improvement Digital Transformation Structural Design Revenue $580-$590M Gross Margin 30-31% OPEX $152-$154M EBITDA $55-$59M Revenue Up 8-12% EBITDA Up 25-35% 2024 Outlook Financial Update Topics (January 31, 2024)

Q & A NYSE: AVD